Exhibit 23.4

LETTER OF CONSENT

To:	United States Securities and Exchange Commission

Re:	Encana Corporation (“Encana”)

Registration Statement on Form F-3

We hereby consent to the use and reference to our name and reports and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana’s petroleum and natural gas reserves and contingent resources, as of December 31, 2015, in the Registration Statement on Form F-3.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Keith M. Braaten

Keith M. Braaten, P. Eng.
President & CEO

Calgary, Alberta

July 25, 2016

4100, 400 - 3rd Ave SW Calgary, AB, Canada T2P 4H2    |    tel 403-266-9500    |    gljpc.com